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                   1997 STOCK OPTION PLAN OF

                      GRADCO SYSTEMS, INC.

               ADOPTED BY THE BOARD OF DIRECTORS

                     ON SEPTEMBER 11, 1997

       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
       SECURITIES BEING REGISTERED UNDER THE SECURITIES ACT OF 1933

1.      PURPOSE.

          The purpose of this 1997 Stock Option Plan (the "Plan") is to reward certain officers, directors, key employees and consultants (jointly, the "Employees") for their best efforts on behalf of Gradco Systems, Inc. and its subsidiaries (jointly, the "Company"), to induce the Employees to remain in the employ of the Company, to attract talented individuals to join the Company, to motivate the Employees to exert their best efforts on behalf of the Company, and to encourage the Employees to secure or increase their stock ownership in the Company.

          As used in the Plan, the options are NOT intended to qualify as "incentive stock options" within the meaning of section 422(a) of the Internal Revenue Code of 1986, but are instead nonqualified stock options.

2.      STOCK SUBJECT TO THE PLAN.

          The stock to be issued upon exercise of options granted under the Plan shall consist of authorized but unissued shares (or of reacquired shares) of the Common Stock, no par value, of the Company. The maximum number of shares for which options may be granted under the Plan is 400,000 shares, subject to adjustment as provided in Section 6.

          If any options granted under the Plan expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for further options pursuant to the Plan.

3.      ELIGIBILITY OF OPTIONEES.

          Options may be granted only to officers, key employees, directors or consultants of the Company or any subsidiary (and all references in this Plan to officers, key employees, directors or consultants of the Company shall also refer to and include officers, key employees, directors or consultants of the Company or any subsidiary of the Company). For purposes of this Plan, an individual shall be deemed to be a consultant if the individual performs services for the Company in a capacity other than as an employee or director. More than one option may be granted to any optionee.


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4.      ADMINISTRATION.

          The Plan shall be administered by the Board of Directors of Gradco Systems, Inc. (the "Board").

          Subject to the express provisions of this Plan, the Board shall have full authority: (a) to determine, in its discretion, the individuals to whom, and the times at which, options shall be granted, the number of shares subject to each option, the price or prices at which such shares may be purchased from the Company, and the provisions of the respective option agreements (which need not be identical), including, but not limited to, provisions concerning the time or times, when, and the extent to which, the options may be exercised, the conditions of exercise (including non-competition with the Company after termination of employment) and the effect of approved leaves of absence on continuity of service; (b) to prescribe, amend and rescind rules and regulations relating to the Plan; (c) to interpret the Plan and the respective option agreements; and (d) to make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Board shall be binding and conclusive upon all parties.

5.     CERTAIN TERMS AND CONDITIONS OF OPTIONS.

          Subject to the following provisions, all options granted under this Plan shall be in such form and upon such terms and conditions as the Board, in its discretion, may from time to time determine:

          (a) EXERCISE. An option shall be exercised by written notice of such exercise, in the form prescribed by the Board, to the Secretary or Treasurer of the Company, at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 50 or a multiple thereof) and shall be accompanied by payment in full of the purchase price of such shares. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board may deem applicable have been complied with. If a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares issuable upon such exercise, it shall be a condition precedent that the person exercising the option give to the Company a written representation and undertaking, satisfactory in form and substance to the Board, that he is acquiring the shares for his own account for investment and not with a view to the distribution thereof.

          (b) PAYMENT. Payment for shares purchased upon exercise of an option shall be made either in full or installments, as shall be determined by the Board and provided in the applicable instrument or instruments evidencing such option.

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          (c) The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock upon the stock records of the Company.

          (d) The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

          (e) No holder of any option under the Plan shall, by virtue of holding such option, be entitled to any rights of a stockholder in the Company.

6.     ANTI-DILUTION PROVISIONS.

          (a) If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to options hereunder shall be proportionately and appropriately adjusted. No change shall be made in the aggregate purchase price to be paid for all shares subject to options, but the aggregate purchase price shall be allocated among all shares subject to options after giving effect to the adjustment.

          (b) If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to options as the Board may deem equitable.

          (c) If the Company is merged into or consolidated with any other corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of all options granted hereunder after such event, or for the substitution for the options granted hereunder of options covering the number and class of securities which each optionee would have been entitled to receive in such merger or consolidation by virtue of such sale if the optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares covered by the then unexercised portion of the option, or (ii) the Company shall give to each optionee written notice of its election not to cause such provision to be made and such options shall become exercis able in full (or, at the election of each optionee, in part) at any time during a period of 20 days, to be designated by the Company, ending not more than 10 days prior to the effective date of the merger, consolidation or sale, in which case the options shall not be exercisable to any extent after the expiration of such 20 day period. In no event, however, shall any option hereunder be exercisable after the termination date set forth in the particular option agreement.


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7.      TERM OF PLAN.

          The Board of Directors may terminate this Plan at any time. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect. No options may be granted later than ten years from the date listed on page one hereof as the date of the Plan's adoption by the Board.

8.     TRANSFERABILITY.

          Options granted under this Plan shall not be transferable.

9.     AMENDMENT AND REVOCATION.

          The Board alone shall have the right to alter, amend or revoke the
Plan or any part thereof at any time and from time to time,   provided,
however, that without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of existing optionees.


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